UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011 (May 4, 2011)

Greenworld Development, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26703	98-0206030
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

2101 Vista Parkway, Suite 4022	33411
West Palm Beach, Florida	(Zip Code)
(Address of Principal Executive Office)

(561) 939-4890
(Issuer's Telephone Number

(Former name or former address, if changes since last report)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d.) On April 29, 2011 one (1) new director was added pending the next annual meeting for the election of directors.  Chairman of the Board, Leo J. Heinl, and Director, Niall Shanahan, nominated and appointed Timothy W. Kinnett, Sr., to serve as an additional Director until the next shareholder election of directors.

Timothy W. Kinnett, Sr., age 58, is the current President and CEO of Getting Green Solutions, LLC.  Mr. Kinnett has over 22 years experience in the recycling industry adding the unique combination of professional experience as engineer, manager, executive and entrepreneur.  He has held positions with such industry leaders as PSC, Metals Management and ProTrade Steel.  Most recently, Mr. Kinnett founded Getting Green Solutions, LLC in order to fulfill his desire to solve the world’s landfill problems one waste stream at a time.  Getting Green has found innovative, green and profitable solutions to the scrap tire and muniwaste streams and is developing similar solutions to other waste streams.  Mr. Kinnett obtained his Bachelor of Industrial Engineering and Masters of Business Administration from Cleaveland State University.

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Greenworld Development, Inc.
A Nevada Corporation

(Registrant)

By:	/s/ Leo J. Heinl
Leo J. Heinl, CEO, CFO, Chairman

By:	/s/ Niall Shanahan
Niall Shanahan, Director

Date: May 4, 2011